CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





We hereby consent to the incorporation by reference of our report dated March 31, 1998, relating to the financial statements of Utopia Marketing, Inc. appearing in such company's Annual Report on Form 10-KSB for the year ended January 2, 1999.



                                       MICHAEL ADEST & BLUMENKRANTZ


New York, New York
April 16, 1999